Exhibit 99.1

FOR IMMEDIATE RELEASE

I-ON DIGITAL STRENGTHENS LEADERSHIP WITH KEY BOARD APPOINTMENTS OF PATRICK WHITE AND JOHN JUBILEE

Industry Veterans Bring Expertise in Security Technology, Capital Markets, Health & Wellness, and Strategic Leadership to Support Growth in Real-World Asset Digitization

CHICAGO, IL – September 2, 2025 – I-ON Digital Corp. (OTCQB: IONI), a leader in real-world asset (RWA) digitization through blockchain-secured technologies, today announced the appointment of Patrick White and John Jubilee to its Board of Directors. These entrepreneurial additions bring extensive and unique expertise in security technology, capital markets, decentralized SaaS platforms, and transformational leadership, strengthening I-ON’s governance as it drives next-generation Web3 financial technology and open finance innovation through its cutting-edge gold-backed stablecoins, digital asset treasuries, and Digital Asset Platform (DAP).

Patrick White, a dynamic entrepreneurial leader with over 25 years of experience in scaling security technology-driven ventures, holds an MBA and B.S. in Accounting from Rochester Institute of Technology. As founder and CEO of Document Security Systems, Inc. (NYSE: DSS) from 2002-2012, he achieved three consecutive Deloitte Technology Fast 500™ recognitions. From 2017-2023, he led VerifyMe, Inc. (NASDAQ: VRME), securing four U.S. technology patents and raising capital to uplift the company from OTCQB to NASDAQ. With a track record of eight acquisitions over two decades, White has been operating PubCo USA LLC, a capital markets advisory firm, since March 2023. His public company leadership and technology expertise bolster I-ON Digital’s blockchain-driven real-world asset mission and strategic growth.

John Jubilee, a visionary in digital health, wellness, and fintech, recently launched technology-driven mortgage platform called Kingdom Mortgage, building on a legacy of disruptive entrepreneurial ventures. As Founder and Chief Visionary Officer of WellWell USA, Inc., he revolutionized the $4.5T wellness industry with innovative digital health solutions. As COO and SVP of Corporate Strategy at XWELL, Inc. (NASDAQ: XWEL), he fueled growth through cutting-edge medical technology and health strategies. Jubilee co-founded XpresSpa, scaling over 50 global wellness retail locations, and launched MyDailyVita, a personalized supplement brand, and Energize Health, a telehealth platform. His expertise in scaling ventures and forging consumer-focused innovation strengthens I-ON Digital’s mission to bridge traditional finance (TradFi) and decentralized finance (DeFi) with blockchain-powered RWAs.

“Patrick and John bring extensive experience and unique strengths that align very well with I-ON’s vision to transform in-situ gold reserves and other real world assets into regulated, blockchain-secured digital assets,” said Carlos X. Montoya, Chairman and CEO of I-ON Digital Corp. “Patrick’s expertise in security technologies, strategic capital development and M&A, combined with John’s transformational leadership and proven track record of scaling and innovation in high-growth sectors, will be critically important as we launch our next generation digital asset infrastructure, expand our tokenization efforts, and provide asset strength and strategic vaulting services to best-in-class digital asset exchanges, alongside of the more traditional banking and financial institutions that are now seeking to develop digital asset platforms.”

Mr. White and Mr. Jubilee join a Board that includes Montoya (Chairman), Director and Chief Marketing Officer Ken Park, and Independent Director Brad Hoffman.

“I am thrilled to join I-ON Digital at this transformative moment in digital finance,” said Patrick White. “The company’s pioneering work in gold tokenization and compliant digital asset platforms is groundbreaking, and I look forward to leveraging my experience to drive strategic growth.”

“I-ON’s mission to create a transparent, asset-backed financial ecosystem resonates deeply with my passion for innovation and scalability within banking,” added John Jubilee. “I am excited to contribute to building a platform that redefines how real-world assets are digitized and form the basis for the explosive growth in the stablecoin marketplace globally.”

I-ON Digital Corp. is a pioneer in gold-backed digital securities, having introduced ION.au, the first regulatory compliant, gold-backed digital security, and the first regulated custody framework for in-situ assets. Through its core verticals—Digital Gold Treasury Services, offering next-generation central bank services for gold-backed assets, and the Digital Asset Platform (DAP), enabling banks and regulated entities to facilitate compliant digital transactions—I-ON is building a transparent, asset-backed ecosystem. Leveraging hybrid blockchain, smart contracts, and distributed data technologies, I-ON bridges traditional finance with decentralized finance, providing institutional-grade security and fractional ownership in audited gold reserves priced daily to the London Bullion Market Association (LBMA) Gold Price.

About I-ON Digital Corp.:

I-ON Digital Corp. (OTCQB: IONI) is pioneering digital asset banking by transforming real-world assets (RWAs) – with a focus on in situ gold – into fully regulated, blockchain-secured digital securities. Its flagship product, ION.au, is a breakthrough asset backed by physically allocated gold reserves and priced to LBMA standards. I-ON’s technology unlocks the value of untapped in-situ resources, converting them into liquid, marketable securities – while eliminating the environmental toll of traditional mining. Powered by a fusion of blockchain, AI, and institutional-grade compliance, I-ON bridges traditional finance (TradFi) and decentralized finance (DeFi), enabling institutions to tokenize assets, streamline reporting, and engage in a new era of transparent, secure, and sustainable value exchange.

For further information, please contact:

Investor Relations

I-ON Digital Corp.

investorrelations@iondigital.com

(866) 440-2278

https://iondigitalcorp.com

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements associated with the expected ability of the Company to undertake certain activities and accomplish certain goals and objectives. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon the Company’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks associated with the process of developing and commercializing its products. These and other risks concerning the Company and its financial position are described in additional detail in the Company’s filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.